BOSTON CAPITAL TAX CREDIT FUND IV L.P.


                        Certification and Agreement
                                    of
                    Belmont Affordable Housing II, L.P.


	CERTIFICATION AND AGREEMENT made as of January ___ 1999, by BELMONT AFFORDABLE HOUSING II, L.P., a Pennsylvania limited partnership (the "Operating Partnership"); and T2G, Inc., a Pennsylvania corporation (referred to herein, even if only one, as the "Operating General Partners") for the benefit of BOSTON CAPITAL TAX CREDIT FUND IV L.P., a Delaware limited partnership (the "Investment Partnership"), BOSTON CAPITAL ASSOCIATES IV
L.P., a Delaware limited partnership, PEABODY & BROWN and certain other persons or entities described herein.

	WHEREAS, the Operating Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to an Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of January 1, 1999 (the "Operating Partnership Agreement"), in accordance with which the Investment Partnership will make substantial capital contributions to the Operating Partnership;

	WHEREAS, the Investment Partnership and Investment General Partner have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Operating Partnership; and

	WHEREAS, Peabody & Brown, as counsel for the Investment
Partnership, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction;

	NOW, THEREFORE, to induce the Investment Partnership to enter into the Operating Partnership Agreement and become a limited partner of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership and the Operating General Partners hereby agree as follows for the benefit of the Investment Partnership, Investment General Partner, Peabody & Brown and certain other persons hereinafter described.

 	1.	Representations, Warranties and Covenants of the
Operating Partnership and
		the Operating General Partners

	The Operating Partnership and the Operating General Partners jointly and severally represent, warrant and certify to the Investment Partnership, Investment General Partner and Peabody &
Brown that, with respect to the Operating Partnership, as of the date hereof:

	A.	The Operating Partnership is duly organized and in good
standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Operating Partnership and the Operating General
Partners have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership and the Operating General Partners have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership or any Operating General Partner is bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or any Operating General Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership and the Operating General Partners, enforceable against each of them in accordance with its terms.

	B.	The Operating General Partners have delivered to the
Investment Partnership, Investment General Partner or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Operating Partnership. All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Investment Partnership, Investment General
Partner or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The financial statements for the Operating General Partners and their affiliates previously delivered fairly present the financial condition of such parties as of the dates of said financial statements and since the date of such financial statements there has been no material adverse change in the financial position of any of the Operating General Partners or such affiliates. The estimates of occupancy rates, operating expenses, cash flow, depreciation and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Operating General Partners.

	C.	As of the date hereof, each of the representations
contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership and the Operating General Partners and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

	D.	Each of the representations and warranties contained in
the Operating Partnership Agreement is true and correct as of the date hereof.

	E.	 Each of the covenants and agreements of the Operating
Partnership and the Operating General Partners contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

	F.	All conditions to admission of the Investment
Partnership as the investment limited partner of the Operating
Partnership contained in the Operating Partnership Agreement have been satisfied.

	G.	No default has occurred and is continuing under the
Operating Partnership Agreement or any of the Project Documents
(as said term is defined in the Operating Partnership Agreement) for the Operating Partnership.

	H.	No person or entity other than the Operating
Partnership holds any equity interest in the Apartment Complex.

	I.	The Operating Partnership has the sole responsibility
to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment
Complex.

	J.	The Operating Partnership, except to the extent it is
protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

	K.	No person or entity except the Operating Partnership
has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

	L.	No Operating General Partner is related in any manner
to the Investment Partnership, nor is any Operating General
Partner acting as an agent of the Investment Partnership.

	M.	The Apartment Complex contains no substance known to be
hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating
Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water
Act, Resource Conservation and Recovery Act, Toxic Substance
Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or
Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership nor any Operating General
Partner has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

	N.	The fair market value of the Apartment Complex exceeds
the total amount of indebtedness encumbering the Apartment
Complex and is expected to continue to do so throughout the term of such indebtedness.

	O.	The Apartment Complex is not in violation of any State
or local health or building code or regulation.

	P.	1997 low-income housing tax credit authorization in the
amount of at least $246,895 per annum for the Property has been obtained by the Partnership from the tax credit agency of the Commonwealth of Pennsylvania and is in full force and effect.

	Q.	The Partnership has validly elected under
Section 42(b)(2)(A)(ii) of the Code to lock in a credit percentage of 8.47% with respect to the qualified basis of the Property.

	R.	All 20 dwelling units in the Apartment Complex will be
leased to persons who satisfy the income restrictions under
Section 42(g)(1) of the Code at rents satisfying the rent restrictions of Section 42(g)(2) of the Code.

	S.	All qualified low income dwelling units in the
Apartment Complex will be occupied by tenants under leases with terms of not less than six months.

	T.	All rental units in the Apartment Complex are of equal
quality with comparable amenities available to low-income tenants on a comparable basis without separate fees.

	U.	The Apartment Complex does not receive assistance under
the HUD Section 8 Moderate Rehabilitation Program.

	V.	The Operating General Partners agree to take all
actions necessary to claim the Projected Credit, including, without limitation, the filing of Form(s) 8609 with the Internal
Revenue Service.

	W.	As of December 31, 1997, the Operating Partnership
owned the Apartment Complex and had a basis in the Apartment Complex equal to at least 10% of its anticipated basis in the Apartment Complex as of December 31, 1999, and all buildings in the Apartment Complex will be placed in service for purposes of
Section 42 of the Code not later than December 31, 1999.

	X.	The Apartment Complex is located in a qualified census
tract for purposes of Section 42(d)(5)(B) of the Code.

	Y.	The allocation of 1997 low income housing tax credit to
the Apartment Complex was not made pursuant to the "nonprofit set aside" provisions of Section 42 of the Code.

	Z.	A "qualified nonprofit organization" as defined in
Section 42(h)(5)(C) of the Code will materially participate in the development and operation of the Project throughout the compliance period.

	AA.	Either (a) rehabilitation expenditures with respect to
each building of the Apartment Complex allocable to low income units during a twenty-four month period are (or will be) equal to or greater than the greater of $3,000 per low income unit or 10% of the unadjusted basis of the building or (b) rehabilitation expenditures with respect to each building of the Apartment
Complex allocable to low income units during a twenty-four month period are (or will be) equal to at least $3,000 per low income unit and the building was acquired from a governmental unit.

	BB.	No building constituting part of the Apartment Complex
was placed in service during the 10-year period prior to its acquisition by the Operating Partnership.

	CC.	During the 12-year period prior to its acquisition by
the Partnership, there have not been improvements added to depreciable basis with respect to any building constituting part of the Apartment Complex which, during any 24-month period, aggregated 25% or more of the adjusted basis of such building computed without taking into account depreciation deductions, and with respect to which improvements either (a) five-year amortization under Section 167(k) of the Code was elected or
(b) the depreciation rules governing property placed in service between January 1, 1981 and December 31, 1986 applied.

	DD.	Those persons that are Partners of the Operating
Partnership and persons related to such partners (including family members) owned 10% or less of the capital interests and 10% or less of the profits interests in the partnership or other entity (including proportionate shares of interests owned indirectly by partners of the Operating Partnership or such related persons through corporations, partnerships, estates or trusts) from which the Partnership acquired the Apartment Complex.

	EE.	No part of the Apartment Complex will constitute tax-
exempt use property within the meaning of Section 168(h) of the Code.

	FF.	No part of the Property nor its operation has been,
directly or indirectly, financed at any time with either (1) an obligation the interests on which is exempt from tax under
Section 103 of the Code or (2) any loan funded in whole or in part, directly or indirectly, with federal funds (other than funds provided pursuant to Section 106, 107 or 108 of the Housing and Community Development Act of 1974) if the interest rate payable on such loan is less than the applicable federal rate in effect under Section 1274(d)(1) of the Code (as of the date on which the loan is made).

	GG.	The Partnership acquired the Apartment Complex from the
RDA in October, 1997 for a purchase price of $45,000. Neither the amount of the purchase price nor the unconditional obligation of the Partnership to pay the full purchase price for the Apartment Complex has ever been in dispute. The Partnership paid $4,500 of the purchase price in cash and intends to pay the remaining $40,500 of the purchase price for the Apartment Complex (which outstanding balance is evidenced by a promissory note from the Partnership to the RDA) to the RDA out of the proceeds of the Second Mortgage.

	HH.	The Partnership has not made, and will not make, an
election to be taxable as a corporation.

	II.	At least $41,994 of the Development Fee had been earned
by the Developer as of December 2, 1997 for services it had rendered to the Partnership as of such date; no part of such fee is subject to dispute; and the fee payable with regard to such services is reasonable for the services rendered and did not represent a prepayment for services to be rendered at a later date.

	2.	Indemnification

	A.	The Operating General Partners (for purposes of this
Section 2.A, the "Indemnifying Parties" or, individually, an "Indemnifying Party") agree to indemnify and hold harmless the Investment Partnership, Investment General Partner (for purposes of this Section 2.A, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of his representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenals (PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending against any such Liability or action; provided, however, that the Indemnifying Party shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying
Party may otherwise have.

	B.	No Indemnifying Party shall be liable under the
indemnity agreements contained in Section 2.A unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in
Section 2.A. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof, other than the reasonable costs of investigation.

	3.	Miscellaneous

	A.	This Certification and Agreement is made solely for the
benefit of the Operating Partnership, the Operating General
Partners, Investment General Partner, Peabody & Brown and the
Investment Partnership (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

	B.	This Certification and Agreement may be executed in
several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

	C.	Terms defined in the Operating Partnership Agreement
and used but not otherwise defined herein shall have the meanings given to them in the Operating Partnership Agreement.


	IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.


OPERATING PARTNERSHIP:

Belmont Affordable Housing II,
L.P.

By:	T2G, Inc.


By:	/s/Harold Thomas
	Harold Thomas, President

OPERATING GENERAL PARTNER:

T2G, Inc.


By:	/s/Harold Thomas
	Harold Thomas, President



Attachments

Exhibit A	Fact Sheet
Exhibit B	Certificate re Lack of Disqualifications


                                Exhibit A

                   Belmont Affordable Housing II, L.P.

                               FACT SHEET


           Construction
Financing


Lender:
Collaborative Lending Initiative
Mortgage Amount:  $1,700,000
Note Date: October 20, 1997
Interest Rate:Prime Rate plus 2%
Guarantors: Harold & Bonita Thomas, WDC
Construction Company and TJ
Properties, Inc.
Term:
Due May 1, 1999
Fees:  $25,500
Permanent First Mortgage Financing Lender:
PNC Bank
Mmortgage Amount: $300,000
Note Date: December 15, 1998
Interest Rate:  8.25%
Term: due December 15, 2013

Permanent Second Mortgage Financing Lender:
RDA
Mortgage Amount: $252,675
Note Date: January ___, 1999
Interest Rate: 1%
Term: 46 years


GP Capital
Contribution  $37,453


Total Capital
Contribution of
Investment
Partnership  $1,839,184


Schedule of
Capital Contribution  $1,379,388
on the later of (i) the Admission
Date or (ii) the Completion Date;

$196,793
on the latest of (I) Cost
Certification, (ii) submission by
the operating Partnership to the tax
credit agency of all documentation
necessary to obtain State
Designation; and (iii) Permanent
Mortgage Commencement;


$76,016
on the later of (i) State
Designation or (ii) full
disbursement of Second Mortgage;

$176,987
on the later of (I) Initial 100%
Occupancy Date and (ii) Rental
Achievement; and

$10,000
on Rental Achievement Confirmation.

Fees and Other
Items to be paid
from Capital
Contributions

Construction and Development Fee:
$209,972
Direct
Development Costs: $1,629,212

Amount of annual
Asset Management Fee:  $1,500
Amount of annual Partnership
Management Fee:  $1,500
Amount of Incentive Management Fee:
Up to 25% of Cash Flow after
certain priorities (provided
aggregate of Incentive
Management Fee and Management
Fee shall not exceed 10% of
gross rents in any year)


                  Profits, Losses and
                  Tax Credits from      Capital
                  Normal Operations     Transactions   Cash Flow

General Partner		    .01%	         80%	     80%
Investment Partnership 	   99.99%	       19.999%	     20%
Special Limited Partner 		0%	         .001%	      0%

The Special Limited Partner of the Operating Partnership is BCTC
94, Inc., an affiliate of the Partnership.


Construction Financing

Lender:	Collaborative Lending
	Initiative
Mortgage Amount:	$1,700,000
Note Date:	October 20, 1997
Interest Rate:	Prime Rate plus 2%
Guarantors:	Harold & Bonita Thomas,
	WDC Construction Company and
	TJ Properties, Inc.
Term:	Due May 1, 1999
Fees:					$25,500

Permanent First Mortgage Financing
Lender:	PNC Bank
Mortgage Amount:	$300,000
Note Date:	December 15, 1998
Interest Rate:	8.25%
Term:				due December 15, 2013

Permanent Second Mortgage Financing
Lender:	RDA
Mortgage Amount:	$252,675
Note Date:	January ___, 1999
Interest Rate:	1%
Term:	46 years

GP Capital
Contribution	$37,453

Total Capital
Contribution of
Investment Partnership	$1,839,184

Schedule of Capital
Contributions

$1,379,388	on the later of  (i) the Admission
		Date or (ii) the Completion Date;

$196,793	on the latest of (I) Cost
	Certification, (ii) submission by
	the operating Partnership to the
tax credit agency of all
documentation necessary to obtain
State Designation; and (iii)
Permanent Mortgage Commencement;

$76,016	on the later of (i) State
	Designation or (ii) full
	disbursement of Second
	Mortgage;

$176,987	on the later of (I) Initial
	100% Occupancy Date and (ii)
 	Rental Achievement; and

$10,000	on Rental Achievement
	Confirmation.

Fees and Other Items to be paid from Capital Contributions

Construction and Development Fee:	$   209,972
Direct Development Costs:	$1,629,212
Amount of annual Asset Management
 Fee: 	$    1,500
Amount of annual Partnership Management
  Fee	$    1,500

Amount of Incentive Management Fee: 	Up to 25% of Cash Flow after certain
priorities (provided aggregate of Incentive
Management Fee and Management Fee shall not exceed 10% of gross rents in any year)

Ownership Interests                         Investment
                    General Partners       Limited Partner

Profits, Losses
and Credits                0.01%               99.99%

Cash Flow                    80%                 20%

Capital Transaction          80%                 20%

Type of Credit:	Nine Percent
Eligible Basis:	$2,324,843
Qualified Basis:	$3,022,295
LIHC Rate:		8.47% (locked in)

Projected Credit	To the:           To the
                    Partnership    Investment Partnership
                                           (99.99%):

(Each of the years
1999 through 2008)    $246,895             $246,870
                      per annum           per annum

Tax Credit Approval

Application
Date:	January 19, 1997
Credit Amount	$253.385

Requested:
Reservation
Date:	March 27, 1997
Credit Amount	$253,385

Reserved:
Carryover Allocation
Date:	November 21, 1997
Credit Amount 	$251,014

Allocated:
Final Allocation
 (Form 8609)
Date:	________________, 199___
Credit Amount
Allocated:		$_____________


Building Breakdown:
Unit #s	1	2	3	4	5	6	7	8	9

Number of units
in building	3	1	2	2	2	2	2	3	3

BIN #  TC97-01048  TC97-02048  TC97-03048  TC97-04048
  TC97-05048  TC97-06048  TC97-7048  TC97-0848  TC97-09048

Apartment Complex
Name:          Belmont Affordable Housing Two Apartments
Address:
888 North 42nd Street
896 North 42nd Street
902 North 42nd Street
914 North 42nd Street
915 North 42nd Street
916 North 42nd Street
917 North 42nd Street
4203 West Girard Avenue
4230 West Girard Avenue
Philadelphia, Pennsylvania

County:  Philadelphia County
Type of Project: Rehabilitation
Area Median Income:	$52,900

Type of Apartments:

Unit Size      Number      Square Feet      Rent

2  bedroom	       2	    1,195	    $480
3 bedroom	       18	    1,234	    $510
Rent-up Schedule: Occupancy
percentage:  100%
As of the end of:January 31, 1999

Rental Assistance  N/A
Annual Operating
Expenses (beginning 1999):  $61,674
Reserve Account
	Initial Deposit:	$15,195
	Annual Deposit:	$ 5,100 per year


Projected gross annual
 Cash Flow:              $12,245
Amount of Total
Depreciable Base
Allocated to Personal
Property:                $44,084
Completion Date:   November, 1998
General Partner(s):    T2G, Inc.
Address:			875 Church Road
Springfield, PA  19064
Telephone Number:   (215) 432-3601
Contact Person:	Harold Thomas

Guarantors of General Partner
Obligations:		Harold and Bonita Thomas

Management Agent: T.J.  Properties, Inc.
	Contact Person: Harold Thomas
Address:	875 Church Road
	Springfield, PA  19064

Telephone Number: (215) 432-3601
Amount of Fee:     $6% of gross rents collected
Builder:          WDC Construction
Address:          875 Church Road
                  Springfield, PA  19064
Amount of
Compensation:     $1,724,847
Builder's Profit:    $52,836
Architect:         	Colin Dawson
Address:			633 Gates Street
Philadelphia, PA  19128

Amount of Fee:      $27,500
Auditor:
Contact Person:    Alan Gubernick, CPA
Address:           Cogen Sklar LLP
                   150 Monument Road, Suite 500
                   Bala Cynwyd, PA  19004
Telephone Number:  (610) 668-9700
Tax Return Preparer:
Contact Person:	Alan Gubernick, CPA
Address:			Cogen Sklar LLP
				150 Monument Road, Suite 500
	Bala Cynwyd, PA  19004
Telephone Number:	(610) 668-9700
Federal Taxpayer
 ID Number:		__________________
Operating Deficit
 Guaranty:	The General Partner(s) shall be obligated commencing
 Rental Achievement and continuing through the date which is four years after Rental Achievement to advance any funds which may be necessary to meet cash operating expenses which exceed cash operating income, up to a maximum outstanding advance of $100,000.
  Release of funds subject to RDA requirements.

Operating Deficit Reserve:	The General Partner(s) shall cause
 the Partnership to deposit $50,000 from the proceeds of the Second Installment and $50,000 from the proceeds of the Fourth
 Installment into a segregated reserve account for operating expenses.

Replacement Reserve:	The General Partner(s) shall cause the
Partnership to initially deposit $15,195 from the Fourth Installment and to deposit at least $5,100 annually into the Replacement Reserve. The Replacement Reserve shall be funded by the General Partner(s) in the event that there is insufficient operating income to fund the Replacement Reserve.

Real Estate/Insurance Escrow	The General Partner(s)
shall be obligated to deposit $17,886 from the proceeds of the Second Installment into a segregated reserve account for real estate taxes and insurance premiums.


cc:	Boston Capital Communications Limited Partnership
	Accounting Department



                          Exhibit B

             Certificate of Operating Partnership and
   Operating General Partners Re: Lack of Disqualifications

	The Operating Partnership and its Operating General Partners (as identified on the Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that neither (i) the Operating
Partnership, (ii) any predecessor of the Operating
Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership), (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership),
 (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) any officer, director, principal, promoter or general partner of any Operating General Partner, (vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating
Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

		(1)	Has filed a registration statement which is
 the subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of a any refusal order or stop order thereunder entered within five years prior to the date hereof;

		(2)	Has been convicted of or pleaded nolo
 contendere to a misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

		(3)	Is subject to (a) any administrative order,
judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures
Trading Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud orfraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

		(4)	Is subject to any pending proceeding in any
jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

		(5)	Is subject to any order, judgment or decree
of any court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or
 continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States
Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated section 3005 of Title 39, United States Code;

		(6)	Is suspended or expelled from membership in,
 or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered
 pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading
Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

		(7)	Has, in any application for registration or
 in any report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

		(8)	Has willfully violated any provision of the
Securities Act of 1933, the Securities Exchange Act of
 1934, the Trust Indenture Act of 1939, the Investment
Advisers Act of 1940, the Investment Company Act of 1940,
 the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

		(9)	Has willfully aided, abetted, counseled,
commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

		(10)	Has failed reasonably to supervise his
agents, if he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;


		(11)	Is subject to a currently effective state
administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

		(12)	Is insolvent, either in the sense that his
liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

		(13)	Is selling or has sold, or is offering or has
offered for sale, in any state securities through any unregistered agent required to be registered under the Pennsylvania Securities Act of 1972, as amended (the
"Pennsylvania Act") or for any broker-dealer or issuer with knowledge that such broker- dealer or issuer had not or has not complied with the Pennsylvania Act.

		(14)	If the Operating Partnership is subject to the
requirements of Section 12, 14 or 15(d) of the Securities
Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).